Exhibit 15 (e)

Audit report of Samil PricewaterhouseCoopers for 2004

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
LG.Philips LCD Co., Ltd.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of changes in stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of LG.Philips LCD Co., Ltd. and its subsidiaries (the “Company”) as of December 31, 2003 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles, which as described in Note 2, are generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule, Valuation and Qualifying Accounts, presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Seoul, Korea
January 26, 2005

Samil Pricewaterhouse Cooper is the Korean member firm of Pricewaterhouse Coopers. Pricewaterhouse Coopers refer to the network of member firms of Pricewaterhouse Coopers International Limited, each of which is a separate and independent legal entity.